     As filed with the Securities and Exchange Commission on May 23, 2001.

                                                      Registration No. 333-58092


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ==========================

                                AMENDMENT NO. 2
                                      TO
                                   FORM  S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                BENIHANA  INC.
            (Exact name of Registrant as specified in its charter)

      Delaware                      5812                   65-0538630
   (State or other            (Primary standard         (I.R.S. employer
   jurisdiction of        industrial classification      identification
   incorporation)               code number)                number)

                          8685 Northwest 53rd Terrace
                             Miami, Florida 33166
                                (305) 593-0770
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          Joel A. Schwartz, President
                                 Benihana Inc.
                          8685 Northwest 53rd Terrace
                             Miami, Florida 33166
                                (305) 593-0770
           (Name, address and telephone number of agent for service)

                                  Copies to:

                          Herschel S. Weinstein, Esq.
                  Dornbush Mensch Mandelstam & Schaeffer, LLP
                               747 Third Avenue
                           New York, New York 10017
                                (212) 759-3300

     Approximate date of commencement of proposed sale to the public:  As soon
                                                                       -------
as practicable after this Registration Statement becomes effective.
-------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      Subject to Completion May 23, 2001

                              P R O S P E C T U S

                                 BENIHANA INC.

                    400,000 Shares of Class A Common Stock

     This prospectus relates to the sale of up to 400,000 shares of Class A Common Stock by Benihana of Tokyo, Inc., the selling stockholder, through Ladenburg Thalmann & Co. Inc., as underwriter. Our Class A Stock has limited voting rights as compared to our Common Stock. See "Description of Capital Stock."

     Our Class A Stock is traded on the Nasdaq National Market under the symbol "BNHNA." On May 18, 2001, the last sale price of a share of our Class A Stock as reported on the Nasdaq National Market was $10.73.

     The underwriter has agreed to sell up to 400,000 shares of our Class A Stock owned by the selling stockholder on a "best efforts" basis. The underwriter has agreed to pay to the selling stockholder a purchase price per share equal to 90% of the closing bid price of a share of Class A Stock on the Nasdaq National Market on the date the purchase notice is delivered to the selling stockholder. However, the selling stockholder is not required to sell shares of Class A Stock to the underwriter at a per share price below $8.50. Following the purchase of the shares from the selling stockholder, the underwriter will sell such shares to the public at an offering price equal to 96% of the closing bid price on the date of the underwriter's notice to the selling stockholder. As a result, the underwriter will receive a commission equal to 6.25% of the public offering price for each share sold.

     For purposes of the following table, we have assumed that the shares will be purchased by the underwriter at $9.10 per share, 90% of $10.11, the closing bid price of the Class A Stock on the Nasdaq National Market on May 18, 2001.



                                                         Per Share    Total
                                                         ---------  ----------
Public offering price                                    $9.71      $3,884,000
Underwriting discount                                    $0.61      $  244,000
Proceeds, before expenses, to the selling stockholder    $9.10      $3,640,000


     The underwriter is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the shares of Class A Stock prior to August __, 2001, the date on which the offering will terminate if all of such shares of Class A Stock have not been sold. The termination date may not be extended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                         LADENBURG THALMANN & CO. INC.

                The date of this prospectus is _______ __, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             About This Prospectus

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission relating to the sale of the Class A Stock. You should read this prospectus together with additional information described under "Where You Can Find More Information."

                Disclosure Regarding Forward-Looking Statements

     This prospectus, including the documents that we incorporate by reference, contains various "forward-looking statements" which represent management's expectations or beliefs concerning future events, including unit growth, future capital expenditures, and other operating information. A number of factors could, either individually or in combination, cause actual results to differ materially from those included in the forward-looking statements, including, without limitation, changes in consumer dining preferences, fluctuation in commodity prices, availability of qualified employees, changes in the general economy and industry cyclicality, changes in consumer disposable income, competition within the restaurant industry, availability of suitable restaurant locations, harsh weather conditions in areas in which we or our franchisees operate restaurants or plan to build new restaurants, acceptance of our concepts in new locations, changes in governmental laws and regulations affecting labor rates, employee benefits, and franchising, ability to complete new restaurant construction and obtain governmental permits on a reasonably timely basis and other factors.

                                  The Company

     We own and operate 51 Benihana and Benihana Grill dinnerhouse restaurants. We also franchise others to operate 15 other Benihana restaurants. We have the exclusive rights to own, develop and license Benihana and Benihana Grill restaurants in the United States, Central and South America and the islands of the Caribbean Sea. We also own the related United States trademarks and service marks. Our rights to operate restaurants in the United States are subject to rights owned by the selling stockholder in the State of Hawaii. The Benihana restaurants feature the teppanyaki style of Japanese cooking in which the food is prepared by a Benihana chef on a grill which forms part of the table on which the food is served. The Benihana Grills are smaller versions of the Benihana restaurants suitable for smaller markets and strip shopping centers.

     We also own and operate three "Sushi Doraku by Benihana" restaurants and a subsidiary in which we have an 80% equity interest owns and operates two "Haru" sushi restaurants in New York. In the Sushi Doraku restaurants customers select their favorite sushi "kaiten" style from a continuous conveyor system.

     We are currently developing or have under construction four new Benihana restaurants and our subsidiary is constructing three new Haru restaurants.

     We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 8685 Northwest 53rd Terrace, Miami, Florida 33166 and our telephone number is (305) 593-0770.

                      Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;
7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information we file at
--------------------
the office of the National Association of Securities Dealers, Inc., 1735
K Street, N.W., Washington, D.C. 20006.

     We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933. The registration statement contains additional information about us and the shares of Class A Stock. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

     The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission:

     . Our Annual Report on Form 10-K for the fiscal year ended March 26, 2000 (including information specifically incorporated by reference into our Form 10-K from our 2000 Annual Report to Stockholders and Proxy Statement for our 2000 Annual Meeting of Stockholders);

     . Our Quarterly Reports on Form 10-Q for the quarter ended July 16, 2000, on Forms 10-Q and 10-Q/A for the quarter ended October 8, 2000 and on Form 10-Q for the quarter ended December 31, 2000;

     .    Our Current Report on Form 8-K dated March 29, 2001; and

     . All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the selling stockholder stops offering the shares (other than those portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission).

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

          Benihana Inc.
          8685 Northwest 53/rd/ Terrace
          Miami, Florida 33166
          (305) 593-0770
          Attention:  Assistant Secretary

     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

                                Use Of Proceeds

     We will not receive any of the net proceeds from the sale of the shares offered by this prospectus. Under an agreement with the selling stockholder, we will pay $25,000 of the expenses incurred in connection with the registration and sale of the shares, and the selling stockholder will pay all of the other expenses so incurred, including the underwriting discounts and commissions.

                             Plan Of Distribution

     Subject to the terms and conditions set forth in the underwriting agreement among us, the selling stockholder and Ladenburg Thalmann & Co. Inc., as underwriter, the selling stockholder has agreed to sell to the underwriter up to 400,000 shares of Class A Stock and the underwriter has agreed to offer and sell the shares of Class A Stock to the public on a "best efforts" basis, which means that the underwriter will purchase from the selling stockholder and sell only as many of the 400,000 shares as it elects to purchase and sell prior to August __, 2001.

     We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

     The selling stockholder has agreed to sell up to 400,000 shares of Class A Stock to the underwriter and the underwriter has agreed to offer and sell the shares of Class A Stock to the public, all on a "best efforts" basis. This means that the underwriter has no obligation to purchase any of the shares of Class A Stock from the selling stockholder. There is no minimum number of shares that the underwriter is required to purchase or the selling stockholder is required to sell. The agreement between the selling stockholder and the underwriter will terminate not later than August __, 2001, which date cannot be extended.

     The underwriter intends to obtain orders from its customers by use of this prospectus and will deliver one purchase notice to the selling stockholder reflecting those orders. The purchase price for the shares subject to such purchase notice will be established by the formula set forth below.

     Under the terms of the underwriting agreement, the selling stockholder will sell the shares upon receipt of the purchase notice from the underwriter stating the number of shares to be purchased by the underwriter and the price per share to be paid by the underwriter. Once the purchase notice is delivered to the selling stockholder, the selling stockholder is required to deliver the shares included in the purchase notice to the underwriter at the closing. In the event the purchase notice is for less than all of the offered shares, the underwriter's selling efforts will not continue with respect to the remaining shares and the offering under this prospectus will terminate with respect to such remaining shares, if any.

      The underwriter has agreed to pay to the selling stockholder a purchase price per share equal to 90% of the closing bid price of a share of Class A Stock on the Nasdaq National Market on the date such notice is delivered to the selling stockholder. The selling stockholder is not required to sell shares of Class A Stock to the underwriter at a per share price below $8.50. Following the purchase of the shares from the selling stockholder, the underwriter will sell such shares to the public at an offering price equal to 96% of the closing bid price on the date of the underwriter's notice to the selling stockholder. As a result, the underwriter will receive a commission equal to 6.25% of the public offering price.

     The underwriter proposes to offer some of the shares directly to the public at an offering price equal to 96% of the closing bid price on the date of the underwriter's notice to the selling stockholder and some of the shares to certain dealers at the public offering price less a concession not in excess of $__ per share. The underwriter may allow, and such dealers may reallow, a concession not in excess of $__ per share on sales to certain other dealers.

     The purchase by the underwriter shall be subject to the satisfaction of certain closing conditions contained in the underwriting agreement, such as:

     . no material adverse change in our business, financial position or results of operations;

     . no suspension in trading on any exchange or market on which securities are generally traded;

     . no engagement in hostility by the United States and no declaration of war by the United States;

     . no material adverse changes in general economic, political or financial conditions generally; and

     .    receipt by the underwriter of certificates and legal opinions.

The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

     The following table summarizes the compensation and estimated expenses that we and the selling stockholder will pay. Under the terms of the underwriting agreement, the public offering price will depend on the market price of the Class A Stock on the date of delivery of the purchase notice by the underwriter. As a result, for purposes of the following table, we have assumed a closing bid price of the Class A Stock on the Nasdaq National Market of $10.11, which was the closing bid price on May 18, 2001, in order to determine the underwriting discount and commissions to be received by the underwriter. We have also assumed that all 400,000 shares of Class A Stock are purchased by the underwriter. The compensation to be received by the underwriter will consist of the underwriting discount and commissions, which is equal to the price per share received by the underwriter upon sale of the shares to the public less the amount the underwriter pays to the selling stockholder per share. The underwriter has also received a non-accountable expense allowance of $75,000 from the selling stockholder. We have entered into an agreement with the selling stockholder, under which we have agreed to pay $25,000 of the expenses incurred in connection with this offering and the selling stockholder has agreed to pay the balance of the expenses of this offering. The underwriter has not received and will not receive from us or the selling stockholder any other item of compensation or expense in connection with this offering considered by the National Association of Securities Dealers, Inc. to be underwriting compensation under its rules of fair practice.


                                         Per Share    Total
                                         ---------  ----------

Price paid to selling stockholder        $9.10      $3,640,000
Price paid by the public                 $9.71      $3,884,000
Underwriting discount and commissions    $0.61      $  244,000
Estimated expenses payable by us         $0.06      $   25,000
Estimated expenses payable by the
  selling stockholder                    $0.38      $  150,000

     We, the selling stockholder and our executive officers and directors have agreed, with certain exceptions (including an exception for the shares offered by the selling stockholder), not to sell or transfer any Class A Stock for 90 days after the date of this prospectus without first obtaining the written consent of the underwriter. Specifically, we and these other individuals or entities have agreed not to directly or indirectly:

     . offer, pledge, sell or contract to sell any Class A Stock except, in the case of certain of our officers and directors, for sales under Rule 144 under the Securities Act;

     .    sell any option, right or warrant to purchase any Class A Stock;

     .    grant any option, right or warrant for the sale of any Class A Stock;

     .    lend or otherwise dispose of or transfer any Class A Stock; or

     . enter into any swap or other derivative transaction that transfers, in whole or in part, the economic consequence of ownership of any Class A Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

     This lockup provision applies to Class A Stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A Stock. It also applies to Class A Stock owned now or acquired later by the person executing the agreement.

     The shares of Class A Stock are traded on the Nasdaq National Market under the symbol "BNHNA."

     The underwriter is not currently a market maker in the Class A Stock or any of our other securities. The underwriter has advised us that it will not engage in stabilizing or passive market making activities during the offering and will comply with the provisions of Regulation M under the Securities Exchange Act of 1934 in connection with the offering.

                          Description Of Capital Stock

     We have two classes of common stock, called "Common Stock" and "Class A Common Stock." The two classes are identical except:
                                              ------

     . The Class A Stock, voting as a class, is entitled to elect 1/4 of our board of directors (rounded to the next higher number of directors); the Common Stock votes as a class to elect the remaining members of our board of directors. Of our current seven member board, five members are elected by the holders of the Common Stock and two members are elected by the holders of the Class A Stock.

     . Our Class A Stock is entitled to one-tenth of a vote per share, and our Common Stock is entitled to one vote per share, on all matters other than the election of directors.

     . Our Common Stock is convertible into Class A Stock on a share-for-share basis.

     . Our Class A Stock is entitled to receive dividends per share not less then the amount paid per share on the Common Stock. We have never paid dividends on either class of stock.

     As of April 1, 2001, 3,579,116 shares of Common Stock and 2,580,536 shares of Class A Stock were outstanding. The selling stockholder owned 1,830,405 shares (51.1%) of the Common Stock and no Class A Stock on April 1, 2001. The selling stockholder acquired 105,263 shares of Class A Stock through automatic conversion of a class of preferred stock on May 15, 2001.

                            The Selling Stockholder

     The selling stockholder is offering hereby a total of up to 400,000 shares
of Class A Stock.   The following table sets forth the number of shares of Class
A Stock beneficially owned by the selling stockholder, the total number of shares offered hereby and the number of shares and percentage of such class which will be beneficially owned by the selling stockholder after completion of the offering, assuming the sale of all shares offered by the selling stockholder. The selling stockholder is our principal stockholder. All of its capital stock is held in a voting trust of which Mr. Kevin Aoki, the Vice President-Marketing and a Director of Benihana, Darwin C. Dornbush, the Secretary and a Director of Benihana, Grace Aoki and Kyle Aoki, Kevin Aoki's sister and brother, are the trustees. By reason of such position such individuals may be deemed to share beneficial ownership of the stock of the selling stockholder and our shares owned by the selling stockholder.


                           Number of  Number of  Shares to  Percentage
                           Shares of  Shares of   be Owned   of Class
                             Class      Class      After       After
       Name                  Owned     Offered    Offering   Offering
       ----                ---------  ---------  ---------  -----------

Benihana of Tokyo, Inc.    1,935,668    400,000  1,535,668        36.3%

     The selling stockholder is obtaining 294,737 of the shares of Class A Stock it is selling through the conversion of the same number of shares of our Common Stock. Before such conversion, the selling stockholder owned 1,830,405 shares (51.1%) of our Common Stock; after such conversion it will own 1,535,668 shares (46.8%) of such stock. The shares of Class A Stock to be beneficially owned by the selling stockholder after the offering will consist entirely of shares obtainable through conversion of its holdings of our Common Stock.

     Because the Common Stock casts a full vote per share on matters other than the election of directors, while the Class A Stock only casts one-tenth of a vote per share on matters other than the election of directors, the selling stockholder's total voting power on matters other than the election of directors will be reduced from 47.7% to 42.9% by this conversion and sale of our Class A Stock. Assuming all the shares offered by this prospectus are sold, following the offering, the selling stockholder will continue to own 46.8% of the Common Stock, which is entitled to elect, voting separately as a class, a majority of our Board of Directors, and accordingly, will remain in a position to control our board of directors.

                                 Legal Matters

     Dornbush Mensch Mandelstam & Schaeffer, LLP, New York, New York, will pass on certain legal matters in connection with the offering, including the validity of the issuance of the shares being offered hereby. Darwin C. Dornbush, a partner in Dornbush Mensch Mandelstam & Schaeffer, LLP., is our Secretary and one of our directors and owns, beneficially and of record, 1,000 shares of the Class A Stock and has options to purchase 17,500 shares of our Common Stock and 23,334 shares of Class A Stock. Mr. Dornbush is also a trustee of a voting trust which is the record owner of all of the issued and outstanding stock of the selling stockholder.

                                    Experts

     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 26, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     You should rely only on the information contained or referred to in this prospectus. We have not authorized anyone to provide prospective investors with any different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus regardless of the time or the delivery of this prospectus or any sale of these securities.

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
About this Prospectus2
Disclosure Regarding Forward
 Looking Statements3
The Company3
Where to Find More Information3
Use of Proceeds4
Plan of Distribution4
Description of Capital Stock7
The Selling Stockholder7
Legal Matters8
Experts8


                                 BENIHANA INC.


                               400,000 Shares of
                             Class A Common Stock


                             =====================

                                  PROSPECTUS

                             =====================



                                 ______ __, 2001



                         LADENBURG THALMANN & CO. INC.


                             =======================

                                    PART II
                    Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses payable by Benihana and the selling stockholder in connection with the issuance and distribution of the securities being registered (other than underwriter's discounts or commissions to be paid by the selling stockholder) are as follows:

                                  Amount
                                 --------

SEC Registration Fee...........  $  1,135
NASD Filing Fee................       954
Accounting Fees and Expenses...    30,000
Legal Fees and Expenses........    65,000
Underwriter's Non-Accountable
  Expense Allowance............    75,000
Blue Sky Fees and Expenses
 (including legal fees)........     2,000
Miscellaneous Expenses.........       911
                                 --------
     Total.....................  $175,000

     The selling stockholder has agreed to pay all of the foregoing expenses in excess of $25,000.

================

Item 15.  Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, the Registrant may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Registrant by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except, in the case of an action by or in the right of the Registrant to procure a judgment in its favor, as to any matter in which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty. The Registrant is required to indemnify its directors or officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for negligent breaches of such directors' fiduciary duties in certain circumstances. The foregoing statement is qualified in its entirety by the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law.

       The Registrant's Certificate of Incorporation and By-Laws contain provisions with respect to the indemnification of directors and officers which provide for indemnification to the full extent provided by Delaware law as described above and which eliminate the liability of directors for negligent breaches of their fiduciary duties to the Registrant in certain circumstances to the full extent permitted by the Delaware General Corporation Law.

       The Registrant carries an officers' and directors' liability insurance policy which provides for payment of expenses of the Registrant's officers and directors in connection with certain threatened, or completed, actions, suits and proceedings against them in their capacities as officers and directors, in accordance with the Registrant's By-Laws and the General Corporation Law of Delaware.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Registrant has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 16.  Exhibits

(a) Exhibits

1.01* - Form of Underwriting Agreement between the Company, Ladenburg Thalmann & Co. Inc. and Benihana of Tokyo, Inc.

1.02* - Registration Agreement dated as of March 29, 2001 between the Company and Benihana of Tokyo, Inc.

4.01 - Certificate of Incorporation of the Company defining the respective rights of the Company's Common Stock and Class A Common Stock. Incorporated by reference to Exhibit 3.01 of the Company's Registration Statement on Form S-4, Registration No. 33-88295, made effective March 23, 1995. (the "S-4")

4.02 - Form of Certificate representing shares of the Company's Class A Common Stock. Incorporated by reference to Exhibit 4.03 of the S-4.

4.03 - Certificate of Designation of Rights, Preferences and Terms for the Company's Series A Convertible Preferred Stock. Incorporated by reference to Exhibit 4.01 of Benihana's Current Report on Form 8-K dated May 15, 1995

5.01* -     Opinion of Dornbush Mensch Mandelstam & Schaeffer LLP.

23.01* -    Consent of Deloitte & Touche LLP.

23.02 -     Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP.  Included in
            Exhibit 5.01.

24.01*      Power of Attorney.

================
*     Previously Filed

Item 17. Undertakings

The Registrant hereby undertakes:

      (1)(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) The undersigned Registrant hereby undertakes that:

         (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (b) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 23rd day of May, 2001.

                                 BENIHANA INC.



                                 By: /s/ Joel A. Schwartz
                                    ----------------------------------
                                    Joel A. Schwartz, President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                TITLE                       DATE
       ---------                -----                       ----


Principal Executive
Officer:


/s/ Joel A. Schwartz            President, Chief            May 23, 2001
----------------------------
    Joel A. Schwartz            Executive Officer
                                And Director


Principal Financial and
Accounting Officer:


 /s/ Michael R. Burris*         Senior Vice President       May 23, 2001
----------------------------
     Michael R. Burris          of Finance and Treasurer-
                                Chief Financial Officer


Directors:


 /s/ Taka Yoshimoto*            Executive Vice President-   May 23, 2001
----------------------------
   Taka Yoshimoto               Restaurant Operations and
                                a Director


 /s/ Kevin Aoki*                Vice President-Marketing    May 23, 2001
----------------------------
   Kevin Aoki                   and a Director



 /s/ John E. Abdo*              Director                    May 23, 2001
----------------------------
   John E. Abdo

 /s/ Darwin C. Dornbush*        Director                    May 23, 2001
----------------------------
   Darwin C. Dornbush


 /s/ Norman Becker*             Director                    May 23, 2001
----------------------------
   Norman Becker


 /s/ Max Pine*                  Director                    May 23, 2001
----------------------------
   Max Pine



*By: /s/ Joel A. Schwartz
    -----------------------
       Joel A. Schwartz
       Attorney-in-Fact